Exhibit 1.01

Garmin Ltd.

Conflict Minerals Report

For the Year Ended December 31, 2014

Introduction

This Report for the reporting period beginning on January 1, 2014 and ending on December 31, 2014 has been prepared pursuant to Rule 13p-1 (the “SEC Rule”) under the Securities Exchange Act of 1934, as amended.

This Report describes the processes undertaken during 2014 for Garmin products that contain gold, columbite-tantalite (coltan), cassiterite, wolframite, and their derivatives, tantalum, tin and tungsten (collectively, the “Covered Minerals”).

These products consist of the following (and accessories for these products such as power cables and adapters):

a.	Automotive. Garmin’s lines of personal navigation devices for automobiles, motorcycles, trucks and recreation vehicles, dashboard cameras, backup cameras and head-up displays.

b.	Outdoor Recreation. Garmin’s lines of handheld golf devices and golf watches, action cameras, outdoor handheld devices, outdoor wrist-worn devices, two-way radios, and dog training and tracking devices.

c.	Fitness. Garmin’s lines of running watches, wearable fitness activity tracking devices, cycling computers, pedal-based power meters, swimming watches, and multi-sport watches.

d.	Marine. Garmin’s lines of chartplotters, sounders, fishfinder/GPS combination devices, dedicated fishfinders, marine wrist-worn devices, radars, autopilots, radios, sailing instruments, transducers with black box bridges, audio system, marine instruments with transducers, and marine cameras.

e.	Aviation. Garmin’s lines of GPS-enabled navigation, VHF communications transmitters/receivers, multi-function displays, electronic flight instrumentation systems (EFIS), automatic flight control systems, traffic advisory systems and traffic collision avoidance systems, terrain awareness and warning systems, instrument landing system (ILS) receivers, surveillance products, audio panels, cockpit datalink systems, and wrist-worn pilot device.

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Garmin Ltd.

Conflict Minerals Report

For the Year Ended December 31, 2014

Background Information

Garmin supports an industry-wide approach to addressing social responsibility issues throughout the supply chain. As part of this approach, Garmin is a paying and active member of the Electronic Industry Citizenship Coalition (“EICC”). Garmin collaborates with others in industry through its participation in the Conflict Free Sourcing Initiative (“CFSI”), which evolved from the EICC-Global e-Sustainability Initiative (“EICC-GeSI”).

The CFSI is an industry-wide initiative to develop control systems regarding smelters and refiners through independently validated audits under CFSI’s Conflict-Free Smelter Program (“CFSP”). Through the CFSP, the CFSI identifies smelters and refiners that produce conflict-free materials. In order to confirm that status, CFSI uses specially trained independent third-party auditors to verify that these smelters and refiners can be deemed conflict-free. CFSI publishes online a list of smelters and refiners that meet the standards of the audit.

In addition, the CFSI developed the Conflict Minerals Reporting Template (the “CMRT”) to standardize the collection and transfer of information through the supply chain regarding mineral country of origin and the identity of smelters and refiners being utilized.

Reasonable Country of Origin Inquiry

Establish Strong Company Management Systems

Garmin adopted a Conflict Minerals Policy, which is publically available on our website at http://www.garmin.com/en-US/company/conflict-minerals. As stated in the Policy, Garmin expects each of its suppliers to do all of the following:

(a)	Adopt a policy of responsible sourcing of minerals and pass this requirement through its supply chain;
(b)	Implement due diligence processes to support that policy;
(c)	Source materials from socially responsible suppliers; and
(d)	Complete and return to us the CMRT in a timely manner and provide us all other information we may request regarding the sourcing of minerals in products supplied to Garmin.

Garmin’s Conflict Minerals Policy sets forth a grievance mechanism for concerns and violations of the Policy to be reported to Garmin Ltd.’s Board of Directors.

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Garmin Ltd.

Conflict Minerals Report

For the Year Ended December 31, 2014

Garmin established a steering committee comprised of senior executive officers to oversee Garmin’s conflict minerals program. Garmin also established a multi-disciplinary working group of Garmin employees to develop and implement Garmin’s conflict minerals program under the oversight of the steering committee.

Identify and Assess Risk in the Supply Chain

In 2014, Garmin identified 718 first-tier suppliers that provide products to Garmin that contain or might reasonably be expected to contain one or more of the Covered Minerals. Garmin also identified 102 manufacturers who supply products that contain or might reasonably be expected to contain one or more of the Covered Minerals to Garmin or to suppliers from whom Garmin purchases such products. Garmin sent a cover letter to those suppliers and manufacturers educating them about the SEC Rule. In this cover letter Garmin also requested that the recipients complete the CMRT, including all smelter/refiner information for any of the Covered Minerals contained in their products.

Garmin determined that it had reason to believe that Covered Minerals included in its products may have originated in the Democratic Republic of Congo or an adjoining country (each, a “Covered Country”) or are not from recycled or scrap sources. Therefore, in accordance with the SEC Rule, Garmin undertook due diligence measures on the source and chain of custody of Covered Minerals included in its products, as described below.

Due Diligence

Design of Due Diligence

Garmin designed its due diligence measures in conformance with the due diligence related steps of the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High- Risk Areas, as further set forth in the specific guidance for downstream companies contained in the supplements on tin, tantalum, tungsten and gold (the “OECD Guidance”).

Due Diligence Measures Performed

Step 3 of the OECD Guidance: Design and Implement a Strategy to Respond to Identified Risks

Garmin identified acceptance criteria to be used when reviewing completed CMRT’s submitted by suppliers and manufacturers. CMRT’s that satisfied the acceptance criteria were then reviewed to compare the smelters/refiners identified by the suppliers and manufacturers against the list of smelters and refiners included in the CFSP to assess whether the suppliers and manufacturers are using conflict-free smelters and refiners.

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Garmin Ltd.

Conflict Minerals Report

For the Year Ended December 31, 2014

Garmin designed and implemented a procedure to follow-up with suppliers who submitted a CMRT that did not satisfy our expectations and acceptance criteria. In addition, Garmin designed and implemented a procedure for following up and escalating with suppliers and manufacturers who do not submit a completed CMRT by our response deadline. Suppliers and manufacturers were informed that a failure to respond adequately and within established deadlines could adversely affect their supplier rating and could result in corrective action.

Step 4 of the OECD Guidance: Support the Development and Implementation of Independent Third-Party Audits

As stated above under “Background Information”, Garmin supports an industry-wide initiative to perform independent third-party audits of the due diligence and procurement activities of smelters and refiners through Garmin’s membership and participation in the EICC and CFSI (member ID GRMN).

Step 5 of the OECD Guidance: Report Annually on Supply Chain Due Diligence

As required under the SEC Rule, Garmin files annually with the SEC its Conflict Minerals Report on Form SD. Garmin also publishes annually its Conflict Minerals Report on its home website at http://www.garmin.com/en-US/company/conflict-minerals.

Determination

Garmin believes that our membership and participation in the EICC and the CFSI, our requests of suppliers to complete and submit the CMRT, our due diligence measures described above, and the policies and expectations set forth in our Conflict Minerals Policy, Supplier Code of Conduct and supplier contracts constitute the most reasonable efforts Garmin can undertake to determine the mine or location of origin of Covered Minerals in our supply chain.

The table set forth on Schedule 1 to this Conflict Minerals Report lists the facilities identified by suppliers and manufacturers we surveyed. Not all of these facilities have necessarily processed Covered Minerals contained in our 2014 products. This is because our suppliers and manufacturers generally provided facility information via the CMRT at the company level, representing the suppliers’ and manufacturers’ entire product lines, and generally did not limit their CMRT responses to facility information for Covered Minerals in products they supply to Garmin specifically.

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Garmin Ltd.

Conflict Minerals Report

For the Year Ended December 31, 2014

The suppliers and manufacturers we surveyed who identified the countries of origin of Covered Minerals in their products identified the countries listed on Schedule 2 to this Conflict Minerals Report. Covered Minerals contained in our 2014 products did not necessarily originate in the countries listed on Schedule 2. This is because our suppliers and manufacturers generally provided country of origin information via the Template at the company level, representing the suppliers’ and manufacturers’ entire product lines, and generally did not limit their Template responses to countries of origin for products they supply to Garmin specifically. Suppliers or manufacturers who identified a Covered Country as the country of origin for Covered Minerals identified processing facilities for such Covered Minerals that are listed as having been verified as CFSP compliant (or that have received a “conflict-free” designation from another independent third party audit program).

Risk Mitigation and Future Due Diligence Measures

Garmin intends to keep improving its due diligence measures by taking the following steps, among others:

a.	Make improvements to our supplier training program based on the most common non-acceptance criteria from supplier responses.

b.	Implement training of additional relevant Garmin employees on the requirements of the SEC Rule and Garmin’s Conflict Minerals Policy.

c.	Continue to drive our suppliers to obtain current, accurate, and complete information about the smelters and refineries of Covered Minerals in their supply chains so that they in turn can report accurate and complete information to Garmin.

d.	Continue to support the EICC and the CFSI and encourage suppliers to transition their supply chains to CFSP compliant sources of Covered Minerals.

e.	Consider the availability of alternative sources of products if we determine that a supplier has supplied us with any Covered Minerals that directly or indirectly finance or benefit an armed group in a Covered Country.

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Garmin Ltd.

Conflict Minerals Report

For the Year Ended December 31, 2014

Schedule 1

Garmin believes that each of the smelters and refiners listed below that are marked with a [*] have been verified as complying with the CFSI’s CFSP or an equivalent third party audit program.

Smelter Name Metal

Advanced Chemical Company	Gold (Au)
Aida Chemical Industries Co. Ltd.	Gold (Au)
Allgemeine Gold-und Silberscheideanstalt A.G.	Gold (Au)
Almalyk Mining and Metallurgical Complex (AMMC)	Gold (Au)
AngloGold Ashanti Córrego do Sítio Minerção*	Gold (Au)
Argor-Heraeus SA*	Gold (Au)
Asahi Pretec Corporation*	Gold (Au)
Asaka Riken Co Ltd	Gold (Au)
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Gold (Au)
Aurubis AG*	Gold (Au)
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Gold (Au)
Bauer Walser AG	Gold (Au)
Boliden AB	Gold (Au)
C. Hafner GmbH + Co. KG	Gold (Au)
Caridad	Gold (Au)
CCR Refinery – Glencore Canada Corporation*	Gold (Au)
Cendres + Métaux SA	Gold (Au)
Chimet S.p.A.*	Gold (Au)
China National Gold Group Corporation	Gold (Au)
Choksi Heraeus	Gold (Au)
Chugai Mining	Gold (Au)
Codelco	Gold (Au)
Colt Refining	Gold (Au)
Daejin Indus Co. Ltd	Gold (Au)
DaeryongENC	Gold (Au)
Daye Non-Ferrous Metals Mining Ltd.	Gold (Au)
Do Sung Corporation	Gold (Au)
Doduco	Gold (Au)
Dowa*	Gold (Au)
Eco-System Recycling Co., Ltd.	Gold (Au)
Ferro Corporation	Gold (Au)
FSE Novosibirsk Refinery	Gold (Au)
Gansu Seemine Material Hi-Tech Co Ltd	Gold (Au)
Geib Refinning Corporation	Gold (Au)

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Garmin Ltd.

Conflict Minerals Report

For the Year Ended December 31, 2014

Guangdong Jinding Gold Limited	Gold (Au)
Hangzhou Fuchunjiang Smelting Co., Ltd.	Gold (Au)
Heimerle + Meule GmbH*	Gold (Au)
Heraeus Ltd. Hong Kong*	Gold (Au)
Heraeus Precious Metals GmbH & Co. KG*	Gold (Au)
Hon Hai Precision Industry Co., Ltd	Gold (Au)
Hunan Chenzhou Mining Group Co., Ltd.	Gold (Au)
Hwasung CJ Co. Ltd	Gold (Au)
Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	Gold (Au)
Ishifuku Metal Industry Co., Ltd.*	Gold (Au)
Istanbul Gold Refinery*	Gold (Au)
Japan Mint	Gold (Au)
Jiangxi Copper Company Limited	Gold (Au)
Johnson Matthey Inc*	Gold (Au)
Johnson Matthey Ltd*	Gold (Au)
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Gold (Au)
JSC Uralelectromed	Gold (Au)
JX Nippon Mining & Metals Co., Ltd.*	Gold (Au)
Kazzinc Ltd	Gold (Au)
Kennecott Utah Copper LLC*	Gold (Au)
Kojima Chemicals Co., Ltd*	Gold (Au)
Korea Metal Co. Ltd	Gold (Au)
Kyrgyzaltyn JSC	Gold (Au)
L' azurde Company For Jewelry	Gold (Au)
Lingbao Jinyuan Tonghui Refinery Co. Ltd.	Gold (Au)
LS-NIKKO Copper Inc.*	Gold (Au)
Luoyang Zijin Yinhui Metal Smelt Co Ltd	Gold (Au)
Materion*	Gold (Au)
Matsuda Sangyo Co., Ltd.*	Gold (Au)
Metalor Technologies (Hong Kong) Ltd*	Gold (Au)
Metalor Technologies (Singapore) Pte. Ltd.	Gold (Au)
Metalor Technologies SA*	Gold (Au)
Metalor USA Refining Corporation*	Gold (Au)
Met-Mex Peñoles, S.A.	Gold (Au)
Mitsubishi Materials Corporation*	Gold (Au)
Mitsui Mining and Smelting Co., Ltd.*	Gold (Au)
MMTC-PAMP India Pvt. Ltd*	Gold (Au)
Moscow Special Alloys Processing Plant	Gold (Au)
Nadir Metal Rafineri San. Ve Tic. A.Ş.	Gold (Au)
Navoi Mining and Metallurgical Combinat	Gold (Au)

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Garmin Ltd.

Conflict Minerals Report

For the Year Ended December 31, 2014

Nihon Material Co. LTD*	Gold (Au)
Ohio Precious Metals, LLC*	Gold (Au)
Ohura Precious Metal Industry Co., Ltd*	Gold (Au)
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	Gold (Au)
OJSC Kolyma Refinery	Gold (Au)
PAMP SA*	Gold (Au)
Penglai Penggang Gold Industry Co Ltd	Gold (Au)
Prioksky Plant of Non-Ferrous Metals	Gold (Au)
PT Aneka Tambang (Persero) Tbk	Gold (Au)
PX Précinox SA	Gold (Au)
Rand Refinery (Pty) Ltd*	Gold (Au)
Republic Metals Corporation*	Gold (Au)
Royal Canadian Mint*	Gold (Au)
Sabin Metal Corp.	Gold (Au)
Samduck Precious Metals	Gold (Au)
SAMWON METALS Corp.	Gold (Au)
Schone Edelmetaal	Gold (Au)
SEMPSA Joyería Platería SA*	Gold (Au)
Shandong Guoda Gold Co., Ltd.	Gold (Au)
Shandong Humon Smelting	Gold (Au)
Shandong Zhaojin Gold & Silver Refinery Co. Ltd	Gold (Au)
Shanghai Gold exchange	Gold (Au)
Sichuan Tianze Precious Metals Co., Ltd	Gold (Au)
Singway Technology Co., Ltd.*	Gold (Au)
So Accurate Group, Inc.	Gold (Au)
SOE Shyolkovsky Factory of Secondary Precious Metals	Gold (Au)
Solar Applied Materials Technology Corp.*	Gold (Au)
Sumitomo Metal Mining Co., Ltd.*	Gold (Au)
Tanaka Kikinzoku Kogyo K.K.*	Gold (Au)
The Great Wall Gold and Silver Refinery of China	Gold (Au)
The Refinery of Shandong Gold Mining Co. Ltd	Gold (Au)
Tokuriki Honten Co., Ltd*	Gold (Au)
Tongling nonferrous Metals Group Co.,Ltd	Gold (Au)
Torecom	Gold (Au)
Umicore Brasil Ltda*	Gold (Au)
Umicore Precious Metals Thailand*	Gold (Au)
Umicore SA Business Unit Precious Metals Refining*	Gold (Au)
United Precious Metal Refining, Inc.*	Gold (Au)
Valcambi SA*	Gold (Au)
Western Australian Mint trading as The Perth Mint*	Gold (Au)

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Garmin Ltd.

Conflict Minerals Report

For the Year Ended December 31, 2014

YAMAMOTO PRECIOUS METAL CO., LTD.	Gold (Au)
Yantai Zhaojin Kanfort Precious Metals Incorporated Company	Gold (Au)
Yokohama Metal Co Ltd	Gold (Au)
Yunnan Copper Industry Co Ltd	Gold (Au)
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Gold (Au)
Zijin Mining Group Co. Ltd	Gold (Au)
Changsha South Tantalum Niobium Co., Ltd.	Tantalum (Ta)
Conghua Tantalum and Niobium Smeltry*	Tantalum (Ta)
Crucible Industries	Tantalum (Ta)
Duoluoshan*	Tantalum (Ta)
Exotech Inc.*	Tantalum (Ta)
F&X Electro-Materials Ltd.*	Tantalum (Ta)
Global Advanced Metals Aizu	Tantalum (Ta)
Global Advanced Metals Boyertown	Tantalum (Ta)
Guangdong Zhiyuan New Material Co., Ltd.*	Tantalum (Ta)
H.C. Starck Co., Ltd.	Tantalum (Ta)
H.C. Starck GmbH Goslar	Tantalum (Ta)
H.C. Starck GmbH Laufenburg	Tantalum (Ta)
H.C. Starck Hermsdorf GmbH	Tantalum (Ta)
H.C. Starck Inc.	Tantalum (Ta)
H.C. Starck Ltd.	Tantalum (Ta)
H.C. Starck Smelting GmbH & Co.KG	Tantalum (Ta)
Hengyang King Xing Lifeng New Materials Co., Ltd.*	Tantalum (Ta)
Hi-Temp*	Tantalum (Ta)
JiuJiang JinXin Nonferrous Metals Co., Ltd.*	Tantalum (Ta)
Jiujiang Tanbre Co., Ltd.*	Tantalum (Ta)
KEMET Blue Metals	Tantalum (Ta)
KEMET Blue Powder*	Tantalum (Ta)
King-Tan Tantalum Industry Ltd	Tantalum (Ta)
LSM Brasil S.A.*	Tantalum (Ta)
Metallurgical Products India (Pvt.) Ltd.*	Tantalum (Ta)
Mineração Taboca S.A.*	Tantalum (Ta)
Mitsui Mining & Smelting*	Tantalum (Ta)
Molycorp Silmet A.S.*	Tantalum (Ta)
Ningxia Orient Tantalum Industry Co., Ltd.*	Tantalum (Ta)
Plansee	Tantalum (Ta)
Plansee SE Liezen	Tantalum (Ta)
Plansee SE Reutte	Tantalum (Ta)
PT Bangka Timah Utama Sejahtera	Tantalum (Ta)
QuantumClean*	Tantalum (Ta)
RFH Tantalum Smeltry Co., Ltd*	Tantalum (Ta)

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Garmin Ltd.

Conflict Minerals Report

For the Year Ended December 31, 2014

Shanghai Jiangxi Metals Co. Ltd	Tantalum (Ta)
Solikamsk Magnesium Works OAO*	Tantalum (Ta)
Taki Chemicals*	Tantalum (Ta)
Tantalite Resources	Tantalum (Ta)
Telex*	Tantalum (Ta)
Ulba*	Tantalum (Ta)
Universal Stainless	Tantalum (Ta)
Yichun Jin Yang Rare Metal Co., Ltd*	Tantalum (Ta)
Zhuzhou Cement Carbide*	Tantalum (Ta)
5N Plus Lübeck GmbH	Tin (Sn)
Alpha*	Tin (Sn)
American Iron and Metal	Tin (Sn)
China Rare Metal Materials Company	Tin (Sn)
China Tin Group Co., Ltd.	Tin (Sn)
CNMC (Guangxi) PGMA Co. Ltd.	Tin (Sn)
Cookson SEMSA	Tin (Sn)
Cooper Santa	Tin (Sn)
CV Duta Putra Bangka	Tin (Sn)
CV JusTindo	Tin (Sn)
CV Makmur Jaya	Tin (Sn)
CV Nurjanah	Tin (Sn)
CV Serumpun Sebalai	Tin (Sn)
CV United Smelting*	Tin (Sn)
Dowa	Tin (Sn)
Electroloy Metal (Shenzhen) Co.,Ltd	Tin (Sn)
EM Vinto	Tin (Sn)
Estanho de Rondônia S.A.	Tin (Sn)
Feinhütte Halsbrücke GmbH	Tin (Sn)
Fenix Metals	Tin (Sn)
Gejiu Jin Ye Mineral co., Ltd	Tin (Sn)
Gejiu Kai Meng Industry and Trade LLC	Tin (Sn)
Gejiu Non-Ferrous Metal Processing Co. Ltd.*	Tin (Sn)
GEJIU YUNXIN COLORED ELECTROLYTIC CO.,LTD	Tin (Sn)
Gejiu Zi-Li	Tin (Sn)
Gold Bell Group	Tin (Sn)
Guangxi Zhongshan Gold Bell Smelting Co. Ltd	Tin (Sn)
HuaXi Metals Co.,Ltd	Tin (Sn)
Huichang Jinshunda Tin Co. Ltd	Tin (Sn)
Jean Goldschmidt International	Tin (Sn)
Jiangxi Nanshan	Tin (Sn)
Linwu Xianggui Smelter Co	Tin (Sn)

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Garmin Ltd.

Conflict Minerals Report

For the Year Ended December 31, 2014

Magnu's Minerais Metais e Ligas LTDA*	Tin (Sn)
Malaysia Smelting Corporation (MSC)*	Tin (Sn)
Melt Metais e Ligas S/A	Tin (Sn)
Metallic Resources Inc	Tin (Sn)
Metallo Chimique	Tin (Sn)
Mineração Taboca S.A.*	Tin (Sn)
Minmetals Ganzhou Tin Co. Ltd.	Tin (Sn)
Minsur*	Tin (Sn)
Mitsubishi Materials Corporation*	Tin (Sn)
Nathan Trotter & Co	Tin (Sn)
Novosibirsk Integrated Tin Works	Tin (Sn)
O.M. Manufacturing (Thailand) Co., Ltd.	Tin (Sn)
OMSA*	Tin (Sn)
PT Alam Lestari Kencana	Tin (Sn)
PT Artha Cipta Langgeng	Tin (Sn)
PT Babel Inti Perkasa	Tin (Sn)
PT Babel Surya Alam Lestari	Tin (Sn)
PT Bangka Kudai Tin	Tin (Sn)
PT Bangka Putra Karya	Tin (Sn)
PT Bangka Timah Utama Sejahtera	Tin (Sn)
PT Bangka Tin Industry*	Tin (Sn)
PT Belitung Industri Sejahtera	Tin (Sn)
PT BilliTin Makmur Lestari	Tin (Sn)
PT Bukit Timah*	Tin (Sn)
PT Eunindo Usaha Mandiri	Tin (Sn)
PT Fang Di MulTindo	Tin (Sn)
PT HP Metals Indonesia	Tin (Sn)
PT Inti Stania Prima	Tin (Sn)
PT Karimun Mining	Tin (Sn)
PT Koba Tin	Tin (Sn)
PT Mitra Stania Prima	Tin (Sn)
PT Pelat Timah Nusantara Tbk	Tin (Sn)
PT Prima Timah Utama	Tin (Sn)
PT REFINED BANGKA TIN*	Tin (Sn)
PT Sariwiguna Binasentosa	Tin (Sn)
PT Stanindo Inti Perkasa*	Tin (Sn)
PT Sumber Jaya Indah	Tin (Sn)
PT Tambang Timah*	Tin (Sn)
PT Timah (Persero), Tbk*	Tin (Sn)
PT Tinindo Inter Nusa	Tin (Sn)
PT Yinchendo Mining Industry	Tin (Sn)

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Garmin Ltd.

Conflict Minerals Report

For the Year Ended December 31, 2014

Puretech	Tin (Sn)
Rahman Hydraulic Tin Berhad	Tin (Sn)
Rui Da Hung	Tin (Sn)
Soft Metais, Ltda.	Tin (Sn)
Thaisarco*	Tin (Sn)
Traxys	Tin (Sn)
Universal Stainless	Tin (Sn)
White Solder Metalurgia e Mineração Ltda.*	Tin (Sn)
Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	Tin (Sn)
Yunnan Tin Company, Ltd.*	Tin (Sn)
A.L.M.T. Corp.	Tungsten (W)
Alta Group	Tungsten (W)
CB-Ceratizit CN	Tungsten (W)
Ceratizit S.A	Tungsten (W)
Chengdu Hongbo Industrial co,Ltd	Tungsten (W)
Chenzhou Diamond Tungsten Products Co., Ltd.	Tungsten (W)
China Minmetals Non-Ferrous Metals Co Ltd	Tungsten (W)
Chongyi Zhangyuan Tungsten Co., Ltd.	Tungsten (W)
Dayu Weiliang Tungsten Co., Ltd.	Tungsten (W)
Fujian Jinxin Tungsten Co., Ltd.	Tungsten (W)
Ganzhou Grand Sea W & Mo Group Co., Ltd.	Tungsten (W)
GANZHOU HONGFEI W&Mo MATERIALS CO.,LTD.	Tungsten (W)
Ganzhou Huaxing Tungsten Products Co., Ltd.*	Tungsten (W)
Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	Tungsten (W)
Ganzhou Non-ferrous Metals Smelting Co., Ltd.	Tungsten (W)
Ganzhou Seadragon W & Mo Co., Ltd.	Tungsten (W)
Ganzhou sinda W&Mo Co.,Ltd	Tungsten (W)
Global Tungsten & Powders Corp.*	Tungsten (W)
Guangdong Xianglu Tungsten Co., Ltd.	Tungsten (W)
H.C. Starck GmbH	Tungsten (W)
H.C. Starck Smelting GmbH & Co.KG	Tungsten (W)
Hunan Chenzhou Mining Group Co., Ltd.	Tungsten (W)
Hunan Chunchang Nonferrous Metals Co., Ltd.*	Tungsten (W)
ILJIN DIAMOND CO., LTD	Tungsten (W)
Japan New Metals Co., Ltd.	Tungsten (W)
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Tungsten (W)
Jiangxi Gan Bei Tungsten Co., Ltd.	Tungsten (W)
Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	Tungsten (W)
Jiangxi Richsea New Materials Co., Ltd.	Tungsten (W)
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Tungsten (W)
Jiangxi Tungsten Industry Co. Ltd.	Tungsten (W)

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Garmin Ltd.

Conflict Minerals Report

For the Year Ended December 31, 2014

Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Tungsten (W)
Jiangxi Yaosheng Tungsten Co., Ltd.	Tungsten (W)
Kennametal Fallon	Tungsten (W)
Kennametal Huntsville	Tungsten (W)
KYORITSU GOKIN CO.,LTD.	Tungsten (W)
Malipo Haiyu Tungsten Co., Ltd.*	Tungsten (W)
Mitsubishi Materials Corp.	Tungsten (W)
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Tungsten (W)
Plansee SE Liezen	Tungsten (W)
Tejing (Vietnam) Tungsten Co., Ltd.	Tungsten (W)
Universal Stainless	Tungsten (W)
Vietnam Youngsun Tungsten Industry Co., Ltd	Tungsten (W)
Wolfram Bergbau und Hütten AG	Tungsten (W)
Wolfram Company CJSC	Tungsten (W)
Xiamen Tungsten (H.C.) Co., Ltd.*	Tungsten (W)
Xiamen Tungsten Co., Ltd.*	Tungsten (W)
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Tungsten (W)
Zhuzhou Cemented Carbide Group Co Ltd	Tungsten (W)

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Garmin Ltd.

Conflict Minerals Report

For the Year Ended December 31, 2014

Schedule 2

Argentina	Mexico
Australia	Mozambique
Austria	Namibia
Belgium	New Zealand
Bolivia	Niger
Brazil	Nigeria
Britain	Papua New Guinea
Burundi	Peru
Canada	Poland
Chile	Portugal
China	Republic of Korea (South Korea)
Columbia	Russia
Democratic Republic of the Congo	Rwanda
Ethiopia	Sierra Leone
Germany	South Africa
Guyana	Spain
Hong Kong	Suriname
India	Switzerland
Indonesia	Taiwan
Japan	Thailand
Katanga	United States
Kazakhstan	Vietnam
Malaysia	Zimbabwe

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